Exhibit 10.25

FOURTH AMENDMENT
TO THE
SONIC AUTOMOTIVE, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(“SERP”)

THIS AMENDMENT IS ADOPTED AS OF THE 17th DAY OF December, 2018, by Sonic Automotive, Inc. (the “Company”) to be effective as of the date hereof;

W I T N E S S E T H:

WHEREAS, the Company adopted the Sonic Automotive, Inc. Supplemental Executive Retirement Plan effective January 1, 2010 and as subsequently amended (the “SERP”);

WHEREAS, Article VII of the SERP permits the Company, by action taken by the Compensation Committee of the Board of Directors of the Company, to amend the SERP at any time and for any reason, provided that any such amendment shall not reduce the vested accrued benefits of any participant accrued as of the date of any such amendment without the written consent of the participant; and

WHEREAS, pursuant to action taken by the Compensation Committee of the Board of Directors of the Company, the Company wishes to amend the SERP to modify Article IX of the SERP (Claims) to revise the claims procedures for disability claims under the Plan in connection with changes in applicable Department of Labor regulations and make other updates;

NOW, THEREFORE, Article IX of the SERP (Claims) is hereby amended in its entirety and replaced with the following effective as April 1, 2018:

ARTICLE IX
Claims

9.1 Filing a Claim. Any controversy or claim arising out of or relating to the Plan shall be filed in writing with the Committee which shall make all determinations concerning such claim. Any claim filed with the Committee and any decision by the Committee denying such claim shall be in writing and any such denial shall be delivered to the Participant or Beneficiary filing the claim (the “Claimant”). A Claimant may exercise his or her rights directly or through an authorized representative. If the Claimant chooses to exercise his or her rights through an authorized representative, the Claimant must submit a written statement to the Committee designating the authorized representative to act on the Claimant’s behalf with respect to a claim for benefits. A Claimant may have only one representative at a time to assist in submitting an individual claim or appealing an unfavorable claim determination. An authorized representative may be required to produce evidence of his or her authority to act on the Claimant’s behalf and the Plan may require the Claimant to execute a form relating to such representative’s authority before that person will be given access to the Claimant’s information or allowed to take any action for the Claimant. Such a delegation must be clearly stated in a form acceptable to the Committee. For purposes of the Plan, electronic notification from the Committee may serve as written notification subject to and in accordance with applicable Department of Labor regulations.

(a) In General. Notice of a denial of benefits (other than Disability Benefits) will be provided within 90 days of the Committee’s receipt of the Claimant’s claim for benefits. If the Committee determines that it needs additional time to review the claim, the Committee will provide the Claimant with a notice of the extension before the end of the initial 90-day period. The extension will not be more than 90 days from the end of the initial 90-day period and the notice of extension will explain the special circumstances that require the extension and the date by which the Committee expects to make a decision.

(b) Disability Benefits. Notice of denial of a Disability Benefit will be provided within 45 days of the Committee’s receipt of the Claimant’s claim for a Disability Benefit. If the Committee determines that it needs additional time to review the Disability Benefit claim, the Committee may extend the review period for up to 30 days and the Committee will provide the Claimant with a notice of the extension before the end of the initial 45-day period. If the Committee determines that a decision cannot be made within the first 30-day extension period due to matters beyond the control of the Committee, the time period for making a determination may be further extended for an additional 30 days. If such an additional extension is necessary, the Committee shall notify the Claimant prior to the expiration of the initial 30-day extension. Any notice of extension shall indicate the circumstances necessitating the extension of time, the date by which the Committee expects to furnish a notice of decision, the specific standards on which such entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim and any additional information needed to resolve those issues. A Claimant will be provided a minimum of 45 days to submit any necessary additional information to the Committee. In the event that a 30-day extension is necessary due to a Claimant’s failure to submit information necessary to decide a claim, the period for furnishing a notice of decision shall be tolled from the date on which the notice of the extension is sent to the Claimant until the earlier of the date the Claimant responds to the request for additional information or the response deadline.

(c) Contents of Notice. If a claim for benefits is completely or partially denied, notice of such denial shall be in writing and shall set forth the following information: (i) the specific reason or reasons for the denial; (ii) reference to the specific Plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; (iv) an explanation of the claims review procedures under the Plan to appeal a denial and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review; and (v) the consequences of the Participant’s failure to meet the deadline for appeal, including the possible loss of the right to bring a civil action. In the case of a complete or partial denial of a Disability Benefit claim, the notice also shall set forth: (A) a discussion of the decision, including reasons for disagreeing with, or not following, (i) the views presented by the Claimant to the Plan of any health care professionals treating the Claimant and vocational professionals who evaluated the Claimant, (ii) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the denial, without regard to whether the advice was relied upon in making the benefit determination, and (iii) a disability determination regarding the Claimant made by the Social Security Administration presented by the Claimant to the Plan; (B) any internal rule, guideline, protocol or other similar criterion relied upon in denying the claim for Disability Benefits, or a statement that any such internal rule, guideline, protocol or other similar criterion does not exist; and (C) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits. If required by ERISA, the notice will be provided in a culturally and linguistically appropriate manner.

9.2 Appeal of Denied Claims. A Claimant whose claim has been completely or partially denied shall be entitled to appeal the claim denial by filing a written appeal with a committee designated to hear such appeals (the “Appeals Committee”), which may be the Committee except as otherwise provided below. A Claimant who timely requests a review of the denied claim (or his or her authorized representative) may have, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim for benefits and may submit written comments, documents, records and other information relevant to the claim to the Appeals Committee. All written comments, documents, records, and other information shall be considered “relevant” if the information: (i) was relied upon in making a benefits determination, (ii) was submitted, considered or generated in the course of making a benefits decision regardless of whether it was relied upon to make the decision, or (iii) demonstrates compliance with administrative processes and safeguards established for making benefit decisions. The Appeals Committee may, in its sole discretion and if it deems appropriate or necessary, decide to hold a hearing with respect to the claim appeal.

(a) In General. Appeal of a denied benefits claim (other than a Disability Benefit claim) must be filed in writing with the Appeals Committee no later than 60 days after receipt of the written notification of such claim denial. The Appeals Committee shall make its decision regarding the merits of the denied claim within 60 days following receipt of the appeal (or within 120 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). If an extension of time for reviewing the appeal is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The notice will indicate the special circumstances requiring the extension of time and the date by which the Appeals Committee expects to render the determination on review. The review will take into account comments, documents, records and other information submitted by the Claimant relating to the claim without regard to whether such information was submitted or considered in the initial benefit determination.

(b) Disability Benefits. Appeal of a denied Disability Benefit claim must be filed in writing with the Appeals Committee no later than 180 days after receipt of the written notification of such claim denial. The review shall be conducted by the Appeals Committee (exclusive of any person who made the initial adverse decision or such person’s subordinate). If the Participant requests a review of his or her claim in a timely fashion, he or she shall have the following rights in addition to those set forth in the immediately preceding paragraph. The claim will be reviewed without deference to the initial adverse benefits determination. Before the Plan can issue an adverse determination on review of a claim for Disability Benefits, the Appeals Committee will provide the Claimant, free of charge, with any new or additional evidence considered, relied upon, or generated by the Plan, or any other person making the benefit determination (or at the direction of the Plan or such other person) in connection with the claim. Such evidence will be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided, in order to give the Claimant a reasonable opportunity to respond prior to that date. Before the Plan can issue an adverse determination on review of a claim for Disability Benefits based on a new or additional rationale, the Appeals Committee will provide the Claimant, free of charge, with the new rationale. The rationale will be provided as soon as possible and sufficiently in advance of the date on which the notice of adverse benefit determination on review is required to be provided, in order to give the Participant a reasonable opportunity to respond prior to that date. If the initial adverse benefit determination was based in whole or in part on a medical judgment, the Appeals Committee will consult with a health care professional with appropriate training and experience in the field of medicine involving the medical judgment. The health care professional who is consulted on appeal will not be the same individual who was consulted during the initial determination or the subordinate of such individual. If the Committee obtained the advice of medical or vocational experts in making the initial adverse benefits determination (regardless of whether the advice was relied upon), the Appeals Committee will identify such experts. The Appeals Committee shall make its decision regarding the merits of the denied claim within 45 days following receipt of the appeal (or within 90 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). If an extension of time for reviewing the appeal is required because of special circumstances, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The notice will indicate the special circumstances requiring the extension of time and the date by which the Appeals Committee expects to render the determination on review. Following its review of any additional information submitted by the Claimant, the Appeals Committee shall render a decision on its review of the denied claim.

(c) Contents of Notice. If a benefits claim is completely or partially denied on review, notice of such denial shall be in writing and shall set forth the reasons for denial in plain language. The decision on review shall set forth: (i) the specific reason or reasons for the denial; (ii) reference to the specific Plan provisions on which the denial is based; (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and (v) a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA (and for any claim for Disability Benefits, a description of any contractual limitations period that applies, if any, to the Claimant’s right to bring such an action (with the calendar date on which any such contractual limitations period that may apply to the claim will expire)). In addition, if the Claimant’s benefit claim is one for Disability Benefits, the notice also shall include: (A) a discussion of the decision, including reasons for disagreeing with, or not following, (i) the views presented by the Claimant to the Plan of any health care professionals treating the Claimant and vocational professionals who evaluated the Claimant, (ii) the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the Claimant’s denial, without regard to whether the advice was relied upon in making the benefit determination, and (iii) a disability determination regarding the Claimant presented by the Claimant to the Plan made by the Social Security Administration; and (B) any internal rule, guideline, protocol or other similar criterion relied upon in denying the claim for Disability Benefits, or a statement that any such internal rule, guideline, protocol or other similar criterion does not exist. As applicable, the notice for any denial on appeal will be provided in a culturally and linguistically appropriate manner. If the Plan offers additional voluntary appeal procedures (which the Plan is not required to do), the notice for denial also will describe those procedures.

9.3 Legal Action. A Claimant may not bring any legal or equitable action, including commencement of any arbitration, relating to a claim for benefits under the Plan unless and until the Claimant has followed the claims procedures under the Plan and exhausted his or her administrative remedies under such claims procedures. This exhaustion requirement applies to all types of claims under the Plan, including without limitation: (a) claims for and recovery of benefits under the Plan, (b) enforcement of rights under the terms of the Plan, and (c) clarification of rights to future benefits under the terms of the Plan.

If a Participant or Beneficiary prevails in a legal proceeding brought under the Plan to enforce the rights of such Participant or any other similarly situated Participant or Beneficiary, in whole or in part, the Company shall reimburse such Participant or Beneficiary for all legal costs, expenses, attorneys’ fees and such other liabilities incurred as a result of such proceedings. If the legal proceeding is brought in connection with a Change in Control and the Company has established a rabbi trust as described in Section 8.2, the Participant or Beneficiary may file a claim directly with the trustee for reimbursement of such costs, expenses and fees. For purposes of the preceding sentence, the amount of the claim shall be treated as if it were an addition to the Participant’s or Beneficiary’s Accrued Benefit and will be included in determining the Company’s or other Employer’s trust funding obligation under Section 8.2.

9.4 Discretion of Appeals Committee. All interpretations, determinations and decisions of the Appeals Committee with respect to any claim shall be made in its sole discretion, and shall be final and conclusive.

IN WITNESS WHEREOF, the Company, pursuant to approval by the Compensation Committee of the Board of Directors, has caused this Amendment to be properly executed as of the day and year first above written.

SONIC AUTOMOTIVE, INC.

By: Stephen K. Coss

Title: Secretary